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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        LAWRENCE FINANCIAL HOLDINGS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



MARYLAND                                               37-1724442
--------                                               ----------
(state of incorporation or organization)       (IRS Employer Identification No.)


311 South Fifth Street, Ironton, Ohio           45638
-------------------------------------           -----
(Address of principal executive offices)        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act: None

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[   ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ X ]
      Securities Act registration statement file number to which this form relates: 333-45404
         ---------

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                    ----------------------------------------
                                (Title of class)





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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading - "Description of Lawrence Financial's Capital Stock," filed on September 8, 2000 as part of the Registrant's Registration Statement on Form SB-2, No. 333-45404.

ITEM 2.  EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Articles of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, No. 333-45404, filed on September 8, 2000.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, No. 333-45404, filed on September 8, 2000.

            (c)   Plan of Conversion

                  Incorporated by reference to Exhibit 2.0 to Registrant's Registration Statement on Form SB-2, No. 333-45404, filed on September 8, 2000.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form SB-2, No. 333-45404, filed on September 8, 2000.



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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    LAWRENCE FINANCIAL HOLDINGS, INC.
                                    ---------------------------------
                                    (Registrant)


                                    Date: October 26, 2000


                                    By:   /s/ Jack L. Blair
                                          ------------------------------------
                                          Jack L. Blair
                                          President, Chief Executive Officer
                                          and Director